SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                            July 30, 2003

GOLD BANC CORPORATION, INC.

(Exact name of Registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11301 Nall Avenue, Leawood, Kansas 66211
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (913) 451-8050

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events and Regulation FD Disclosure

Mick Aslin, Chief Executive Officer of the Registrant, gave a presentation (the “Presentation”) on July 30, 2003 at a conference in New York City hosted by Keefe, Bryette & Woods, Inc.  The slides used by Mr. Aslin in making the Presentation are attached to this Report as Exhibit 99.1

The strategic direction and goals of the Registrant were a principal focus of the Presentation.  Mr. Aslin stated that the Registrant would continue its community banking model but with the benefits of improvements in process and controls that would still retain a substantial amount of decision-making at the local level.  He also indicated that there would be a simplification of the Registrant to focus on the core businesses of commercial banking and wealth management which, for example, may involve elimination of the confusion created by ownership of CompuNet Engineering, Inc.  He noted that the strategic objectives of this more refined focus are to improve profitability and the strength and flexibility of the Registrant’s balance sheet as well as to reduce asset sensitivity.  The strategic goals to achieve those objectives which were described in the Presentation included:  (i) a capital ratio in the range of eight percent (8%), (ii) a liquidity ratio of approximately twenty percent (20%), (iii) a loan to deposit ratio in the range of ninety percent (90%), (iv) earnings per share growth in excess of ten percent (10%), (v) return on equity in excess of fifteen percent (15%), and (vi) an efficiency ratio of sixty percent (60%).  Mr. Aslin also noted that a total of $2.5 million in annual expense reductions are being targeted with approximately $600,000 of such savings realized during the first six months of this year.  In addition, he noted that the Registrant will pursue restructuring its balance sheet through the use of interest rate swaps and other opportunities to improve net interest margins and the capital structure.

In cataloging the strengths of the Registrant, Mr. Aslin emphasized the attractive prospects from its presence in fast growing markets, as demonstrated by the facts that (i) fifty-one percent (51%) of the Registrant’s deposits are obtained from its branches in metropolitan Kansas City (particularly Johnson County, Kansas) and four counties in Florida (Manatee, Charlotte, Sarasota and Hillsborough), and (ii) the Registrant’s anticipated loan growth for this year of twelve percent (12%) which would be driven primarily by new loans in those markets.  He contrasted these markets with the lower growth opportunities, reduced margin opportunities, and higher cost of funds from the Registrant’s branches in out-state Kansas (i.e., outside of metropolitan Kansas City) and out-state Oklahoma (i.e., outside of Oklahoma City and Tulsa) which do not fit as well with the Registrant’s growth and other strategic goals  On the other hand, he noted that the Registrant’s bank in Florida benefits from being in a rapidly growing market and that the high tax burden that would result from selling that bank made a sale of it unattractive.

Mr. Aslin also indicated that the focus on achieving the above goals made it unlikely that the Registrant would pursue any acquisitions in the next 12 to 18 months.

Item 7.                                                           Financial Statements and Exhibits

Exhibit Number	Description

99.1	Slides shown in presentation on July 30, 2003 at a conference in New York City hosted by Keefe, Bryette & Woods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.

Dated: August 1, 2003
	By:	/s/ Rick J. Tremblay
Rick J. Tremblay
Executive Vice President and Chief Financial Officer